SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                        UNITED DOMINION REALTY TRUST
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                                [logo]

                                                                  March 29, 1995
Fellow Shareholders:
     You are cordially invited to attend the Annual Meeting of Shareholders to be held on Tuesday, May 2, 1995, at 4:00 p.m. at the Omni Richmond Hotel, 12th and Cary Streets, Richmond, Virginia. The business to be conducted at the meeting is set forth in the formal notice that follows. At the meeting, management will review 1994, report on recent financial results and discuss expectations for the future. The directors and management of the Trust will be available to answer any questions from the floor. After the meeting, there will be a reception and you will have the opportunity to speak informally with the directors and officers.
     The Trust relies upon all shareholders to promptly execute and return their proxies in order to avoid costly proxy solicitation. Therefore, in order to save the Trust the unnecessary expense of further proxy solicitation, I ask that you promptly sign and return the enclosed proxy card in the return envelope provided. If you attend the Annual Meeting, as we hope you do, you may withdraw your proxy at the meeting and vote your shares in person from the floor. Your vote is important to the Trust.
                                           Sincerely,
                                           UNITED DOMINION REALTY TRUST

                                           [signature]

                                           JOHN P. MCCANN
                                           PRESIDENT

10 SOUTH SIXTH STREET, SUITE 203 / RICHMOND, VIRGINIA 23219-3802 / 804-780-2691

                                [logo]

                                                                  March 29, 1995
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON TUESDAY, MAY 2, 1995
     The Annual Meeting of Shareholders of United Dominion Realty Trust, Inc. will be held at the Omni Richmond Hotel, 12th and Cary Streets, Richmond, Virginia, on Tuesday, May 2, 1995 at 4:00 p.m., for the following purposes:
     1. To elect nine directors to serve for the ensuing year.
     2. To transact such other business as may properly come before the meeting. The holders of shares of Common Stock of record at the close of business on
March 17, 1995 are entitled to vote at the meeting. If you are present at the meeting, you may vote in person even though you have previously delivered your proxy.
                                          By Order of the Board of Directors

                                          [signature]

                                          Katheryn E. Surface
                                          CORPORATE SECRETARY
WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                       UNITED DOMINION REALTY TRUST, INC.
                                PROXY STATEMENT
                                 MARCH 29, 1995
GENERAL
     The enclosed proxy is solicited by the directors of United Dominion Realty Trust, Inc. (the "Trust") for the Annual Meeting of Shareholders to be held at the Omni Richmond Hotel, 12th and Cary Streets, Richmond, Virginia, at 4:00 p.m. on Tuesday, May 2, 1995 (the "Annual Meeting"). The proxy may be revoked at any time prior to voting thereof by notifying the persons named therein of intention to revoke or by conduct inconsistent with continued effectiveness of the proxy, such as delivery of a later dated proxy or appearance at the meeting and voting in person the shares to which the proxy relates. Shares represented by executed proxies will be voted, unless a different specification is made therein, FOR election as directors of the persons named therein. This proxy statement and the enclosed proxy were mailed beginning March 29, 1995 to shareholders of record at the close of business on March 17, 1995 (the "Record Date"). The Trust has mailed each shareholder of record as of the Record Date an Annual Report that includes audited financial statements for the year ended December 31, 1994.
     At the close of business on the Record Date, the Trust had 51,730,984 shares outstanding and entitled to vote. Each share has one vote on all matters including those to be acted upon at the Annual Meeting. The holders of a majority of such shares present at the Annual Meeting in person or represented by proxies will constitute a quorum. If a quorum is present, the affirmative vote of a plurality of the shares voting at the Annual Meeting is required to elect directors. Shareholders who wish to abstain from voting on any matter to be voted on at the Annual Meeting may do so by specifying that their vote on such matter be withheld in the manner provided in the enclosed proxy, and the shares otherwise votable by such shareholders will not be included in determining the number of shares voted on such matter. The Trust will comply with instructions in a proxy executed by a broker or other nominee shareholder that less than all of the shares of which such shareholder is the holder of record on the Record Date are to be voted on a particular matter. All such shares which are not voted ("broker non-votes") will be treated as shares as to which vote has been withheld.
     The mailing address of the Trust is 10 South Sixth Street, Suite 203, Richmond, Virginia 23219-3802. Notices of revocation of proxies should be sent to that address.
     THE TRUST WILL PROVIDE SHAREHOLDERS, WITHOUT CHARGE, A COPY OF THE
TRUST'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND
EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1994, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES THERETO, ON WRITTEN
REQUEST TO KATHERYN E. SURFACE, SECRETARY OF THE TRUST, AT THE MAILING
ADDRESS SET FORTH ABOVE. OWNERSHIP OF EQUITY SECURITIES
     "Beneficial ownership" as used herein has been determined in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and is not to be construed as an admission that any of such shares are in fact beneficially owned by any person. As of the Record Date, there are no shareholders known to the Trust who own beneficially 5% or more of the outstanding shares of Common Stock.
                                       1

     Beneficial ownership of shares as of the Record Date by directors and officers of the Trust and nominees for election at the Annual Meeting, including shares deemed owned as a consequence of ownership of stock options exercisable within 60 days, is indicated in the table below. Except as otherwise indicated in the footnotes, each person named in the table and included in the director/officer group has sole voting and investment powers as to such shares, or shares such powers with his spouse and minor children, if any.

                                                              SHARES BENEFICIALLY OWNED
                                                         IMMEDIATELY          THROUGH OPTIONS (1)
                      NAME                           NUMBER       PERCENT     NUMBER      PERCENT
Jeff C. Bane....................................       65,820(2)      0.1         6,000        --
Robert P. Buford................................      129,000         0.2         6,000        --
Richard B. Chess................................       51,450         0.1        49,850(4)    0.1
R. Toms Dalton, Jr..............................       28,740         0.1         4,000        --
James Dolphin...................................      122,830(3)      0.2        63,876(4)    0.1
Richard A. Giannotti............................       41,250         0.1        54,364(4)    0.1
Barry M. Kornblau...............................      211,573(5)      0.4        27,598(4)    0.1
John C. Lanford.................................       10,900          --         6,000        --
John P. McCann..................................      295,850(2)(3)   0.6       223,662(4)    0.4
H. Franklin Minor...............................       70,100         0.1         6,000        --
C. Harmon Williams, Jr..........................       61,168(2)      0.1         6,000        --
All directors and officers
  as a group (22 persons).......................    1,282,593(3)(5)   2.5       647,236(4)(6) 1.3

(1) Assumes exercise in full of all options exercisable within 60 days.
(2) Includes, in the case of Mr. McCann and all directors and officers as a group and does not include in the case of Messrs. Bane and Williams, 35,000 shares owned by Planned Property Realty Corp., of which Mr. McCann is President and 50% shareholder and of which Messrs. Bane and Williams are each 25% shareholders.
(3) Includes 8,000 shares held by the Trust's Profit Sharing Plan of which Messrs. McCann and Dolphin are trustees and under which they share voting and investment powers as to such shares.
(4) Does not include 30,850 shares, 90,680 shares, 32,136 shares, 55,874 shares, 146,338 and 441,692 shares issuable upon exercise of options granted to Messrs. Chess, Dolphin, Giannotti, Kornblau, McCann and all directors and officers as a group, respectively, which are not exercisable within 60 days.
(5) Does not include a total of 1,259,708 shares beneficially owned by Mr. Kornblau's parents, beneficial ownership of which is disclaimed by Mr. Kornblau.
(6) Does not include a total of 4,000 shares issuable upon exercise of options held by Mr. Kornblau's father, beneficial ownership of which is disclaimed by Mr. Kornblau.
ELECTION OF DIRECTORS
     At the Annual Meeting nine directors are to be elected, each to hold office until the next Annual Meeting of Shareholders and until his successor is duly elected and qualified, except in the event of death, resignation or removal. Unless otherwise specified, proxies solicited hereby will be voted FOR election of the nominees listed below, except that in the event any of those named should not continue to be available for election, discretionary authority may be exercised to vote for a substitute. No circumstances are presently known that would render any
                                       2
nominee named herein unavailable. All of the nominees are now members of the Board of Directors and were elected at the 1994 Annual Meeting of Shareholders.
     The nominees, their ages, the year of election of each to the Board of the Trust, their principal occupations during the past five years or more, and directorships of each in public companies in addition to the Trust, are as follows:
     Jeff C. Bane, 65, is President of Blake & Bane Inc., Richmond, Virginia, real estate brokers. He is a director of F&M Bank, Richmond, Virginia. He was first elected to the Board of the Trust in 1972.
     Robert P. Buford, 69, has been a member of the firm of Hunton & Williams, Richmond, Virginia, attorneys, since 1958, and is now senior counsel to that firm. He was formerly a director of Crestar Financial Corp and Tultex Corp. He was first elected to the Board of the Trust in 1984.
     R. Toms Dalton, Jr., 62, is a partner with Allen & Carwile, Waynesboro, Virginia, attorneys. He is a director of First Virginia Bank of Augusta, Wayneboro, Virginia. He was first elected to the Board of the Trust in 1973.
     James Dolphin, 45, is Senior Vice President and Chief Financial Officer of the Trust. He was first elected to the Board of the Trust in 1988.
     Barry M. Kornblau, 45, is Senior Vice President and Director of Apartments of the Trust. Mr. Kornblau joined the Trust in 1991, in connection with the acquisition by the Trust of the management of its apartment properties from Summit Realty Group, Inc., which had managed them since 1985. Mr. Kornblau has been President of Summit Realty Group, Inc., since 1984. He is also a director of Commerce Bank of Virginia, Richmond, Virginia. He was first elected to the Board of the Trust in 1993.
     John C. Lanford, 64, is President of Adams Construction Co., Inc., Roanoke, Virginia, general contractors. He was first elected to the Board of the Trust in 1973.
     John P. McCann, 50, is President and Chief Executive Officer of the Trust. He is a director of Crestar Bank, Richmond, Virginia, and Storage USA, Inc., Columbia, Maryland. He was first elected to the Board of the Trust in 1978.
     H. Franklin Minor, 62, is an attorney-at-law and real estate broker in Richmond, Virginia. He was first elected to the Board of the Trust in 1974.
     C. Harmon Williams, Jr., 64, is a real estate broker in Charlottesville, Virginia. He was first elected to the Board of the Trust in 1972 and has served as Chairman of the Board since 1977.
COMMITTEES OF THE BOARD
     The Board of Directors has established an Executive Committee, a Compensation Committee and an Audit Committee as its standing committees. The Executive Committee has, to the extent permitted by law, all powers vested in the Board of Directors except such powers specifically denied it by the full Board. During 1994, Messrs. Buford, Dolphin, McCann and Williams were the members of the Executive Committee. The Compensation Committee sets directors' fees, the salaries of the President and Senior Vice Presidents, contributions and awards, if any, under employee benefit plans and management incentive plans, and other management compensation, if any. Additionally, the Compensation Committee reviews the calculation of incentive/bonus compensation under the employment agreements described in "Employment Agreements" below. The members of the Compensation Committee during 1994 are identified below under "Compensation Committee Interlocks and Insider Participation." The Audit Committee reviews the financial reporting practices of the Trust and the external audit
                                       3
function. Messrs. Bane, Buford and Minor were the members of the Audit Committee during 1994. Mr. Buford is senior counsel to Hunton & Williams, which has been the Trust's counsel since its inception.
     During 1994, the Board of Directors held 20 meetings (including 12 special meetings), the Compensation Committee held two meetings and the Audit Committee held two meetings. The Executive Committee did not meet during the year. Each director attended at least 75% of the meetings of the Board and of the committee to which he was assigned.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     During 1994, the Trust's Compensation Committee consisted of Messrs. Dalton, Lanford and Williams. As described under "Compensation Committee Report on Executive Compensation," Mr. McCann participates in establishing the base compensation of the Trust's other executive officers.
INDEBTEDNESS OF OFFICERS TO TRUST
     The executive officers of the Trust listed in the table below are indebted to the Trust for Common Stock purchased pursuant to the 1991 Stock Purchase and Loan Plan (the "Stock Purchase and Loan Plan") approved by the shareholders at the 1992 Annual Meeting. The table indicates the largest amount of the indebtedness outstanding since the beginning of fiscal year 1994 and the amount outstanding at March 31, 1995. As provided in the Stock Purchase and Loan Plan, such indebtedness bears interest at rates increasing periodically from 7% per annum to a maximum of 8.5% per annum.

                                                    MAXIMUM INDEBTEDNESS
                                                      SINCE JANUARY 1,         INDEBTEDNESS
                      NAME                                  1994             AT MARCH 31, 1995
John P. McCann..................................         $1,492,278             $ 1,491,142
James Dolphin...................................            679,060                 678,386
Barry M. Kornblau...............................            674,899                 674,140
Richard A. Giannotti............................            469,114                 468,574
Richard B. Chess................................            465,684                 465,075

COMPENSATION OF DIRECTORS
     For 1994, Directors of the Trust were paid fees of $6,000 plus $600 for each meeting attended. During 1994, the directors as a group (other than Messrs. McCann, Dolphin and Kornblau, who received no additional compensation for serving as directors) received fees of $78,600. In December of 1994, directors of the Trust who were not officers or members of the Compensation Committee, were each granted 6,000 options at an exercise price of $13 1/8 per share. COMPENSATION OF EXECUTIVE OFFICERS
     The following table presents information relating to total compensation during the fiscal years ended December 31, 1994, 1993 and 1992, of the chief executive officer and the other four most highly compensated executive officers (collectively, the "named executives") of the Trust whose total salary and bonus exceeded $100,000 for the 1994 year.
                                       4

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
              NAME AND                             ANNUAL COMPENSATION          AWARDS           ALL OTHER
         PRINCIPAL POSITION             YEAR     BASE SALARY      BONUS        OPTIONS        COMPENSATION(1)
John P. McCann                          1994      $ 290,000      $95,700         70,000           $ 2,634
  President and Chief                   1993        232,500       76,725             --             2,574
  Executive Officer                     1992        186,000           --        200,000             1,346
James Dolphin                           1994        160,000       52,800         30,000             2,634
  Senior Vice President                 1993        140,000       46,200             --             2,574
  and Chief Financial Officer           1992        124,000           --         60,000             1,346
Barry M. Kornblau                       1994        160,000       52,800         30,000             2,634
  Senior Vice President                 1993        146,000       48,180             --             2,574
  and Director of Apartments            1992        136,500           --         48,000             1,346
Richard B. Chess                        1994        107,000       44,310         22,500             2,634
  Vice President and                    1993         95,000       34,170             --             2,574
  Director of Acquisitions              1992         86,000           --         42,000             1,346
Richard A. Giannotti                    1994         98,000       37,340         22,500             2,634
  Vice President and                    1993         86,000       28,380             --             2,574
  Director of Construction              1992         77,500           --         42,000             1,346

(1) Represents contributions to the Trust's Profit Sharing Plan (the "Plan") for each of the named officers.
     Messrs. McCann and Dolphin are trustees and participants in the Plan. The Plan allocates cash benefits to participants, rather than interests in particular securities owned by it. During each of 1993 and 1994, the Plan purchased 3,000 shares of Common Stock. Under Commission staff interpretations of Commission rules under Section 16 of the Securities Exchange Act of 1934, as amended, each of Messrs. McCann and Dolphin had pecuniary interests in the Common Stock purchased by the Plan in each of such years to the extent of 8 shares. Their equivalent interests in the shares purchased by the Plan in 1993 and 1994 were not reported to the Commission on a timely basis.
EMPLOYMENT AGREEMENTS
     In October, 1982, the Trust entered into employment agreements with Messrs. McCann and Dolphin and on January 1, 1991, entered into an employment agreement with Mr. Kornblau, who had not previously been employed by it. The employment agreements, which expire annually on December 31 but renew automatically for successive one year periods unless sooner terminated and are on substantially similar terms except for compensation terms, provide annual base salaries for the employees, subject to increase at the discretion of the Board of Directors. The annual base salaries for the employees for 1994 are disclosed above in the Summary Compensation Table. The agreements also provide for annual incentive/bonus compensation, calculated as a percentage of base salary for the year, based upon the increase in funds from operations ("FFO") per share for the current year over the prior year, up to a maximum incentive/bonus equal to 33% of base salary for Messrs. McCann, Dolphin and Kornblau. Incentive bonuses are calculated based upon a formula which doubles the percentage increase in FFO, so that, for example, a 10% increase in FFO will result in an incentive bonus of 20% of base compensation. Therefore, the maximum incentive bonus is achieved when FFO increases by 16.5%. During 1994 the Compensation Committee authorized increasing Mr. McCann's maximum incentive/bonus to 50% of base salary effective for 1995 and subsequent years. No incentive/bonus compensation will be payable to any of the named executives if the increase for the year in FFO per share, the Trust's primary performance measurement, is less than 5%.
                                       5

Either the Trust or the employee may terminate the agreement by 90 days' notice or in the event that the Trust is sold, merged or otherwise liquidated. The agreements with Messrs. McCann and Dolphin provide that, in either case, the employee is entitled to severance pay equal to his then current annual base salary plus a pro-rata portion of any incentive/bonus compensation payable for that year. The agreement with Mr. Kornblau provides that he is entitled to such severance pay only in the event that the Trust is sold, merged or otherwise liquidated.
     The following tables present information concerning stock options exercised by the chief executive officer and the named executives of the Trust. The Trust does not grant stock appreciation rights.
                                       6

                      OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUE

                                                                                               VALUE OF UNEXERCISED
                             SHARES                               UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                            ACQUIRED            VALUE            AT FISCAL YEAR END(1)         AT FISCAL YEAR END(2)
        NAME              ON EXERCISE        REALIZED(2)       EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
John P. McCann                   --            $     --             210,218/159,782            $      730,563/$578,221
James Dolphin                    --                  --              63,436/101,564            $      434,026/$266,284
Barry M. Kornblau             6,528              88,944               18,950/64,522            $       66,292/$134,593
Richard B. Chess              2,000              27,875               41,202/39,498            $      165,234/$ 75,932
Richard A. Giannotti             --                  --               45,716/40,784            $      201,826/$ 79,548

(1) Includes unvested options for 70,000 shares, 30,000 shares, 30,000 shares, 22,500 shares and 22,500 shares granted to Messrs. McCann, Dolphin, Kornblau, Chess and Giannotti, respectively.
(2) These values are calculated based on the difference between the exercise price(s) and the fair market value of the stock, as determined by reference to the closing sale prices on the New York Stock Exchange (the "NYSE") as of the exercise date(s) or December 30, 1994, as appropriate.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     The Trust's Board of Directors has delegated to the Compensation Committee responsibility for developing and applying programs for compensating the Trust's executive officers. During 1994 the Compensation Committee consisted of three outside directors. In addition, as described below, John P. McCann, President of the Trust, participates in establishing executive officer compensation.
     Executive compensation consists of four components: base compensation, performance compensation, incentive compensation, and long term compensation. Each component is discussed below.
     With respect to base compensation, the President consults with the Compensation Committee as to the amount of his proposed base compensation and that of the Senior Vice Presidents. The Compensation Committee then sets the base salaries of these senior officers. The President determines the base salaries of other executive officers using the same criteria used by the Compensation Committee in setting senior officer base compensation.
     Factors considered by the Compensation Committee in setting base compensation include the performance of the Trust, individual accomplishments, any planned change of responsibility for the forthcoming year, salaries paid for similar positions within the real estate and REIT industry as published in industry statistical surveys and proposed base compensation relative to that of other executive officers. The predominating factor is the performance of the Trust. The application of the remaining factors is subjective, with no particular factor being given more weight than the others. For the President, the Compensation Committee's perception of his performance is a factor. For the two Senior Vice Presidents, the President's perception of their performance is also a factor. Industry awards are also considered. During each of the past five years, the President has received outstanding CEO awards from various publications. The Compensation Committee believes that these awards reflect not only the performance of the President, but also the other named executives. The market value of the Common Stock is not considered in setting base compensation.
     The performance of the Trust is the most important factor in setting base compensation. The Compensation Committee considers growth in FFO per share, the volume and quality of acquisitions, completed financings and other measures in assessing the performance of the Trust for the year, with the growth in FFO per share being the
                                       7
most important factor. The Compensation Committee also considers how the accomplishments of the current year position the Trust for succeeding years.
     The Compensation Committee believed that 1994 was an exceptional year. FFO increased 29% per share, the Trust closed a record volume of apartment investments, successfully completed a record number of debt and equity financing at prices believed to be attractive and successfully absorbed an additional 45 properties into its property management system. These accomplishments were considered in setting base compensation for 1995.
     Performance compensation, in the form of bonuses, is provided for in the employment agreements of the President and the Senior Vice Presidents summarized above under "Employment Agreements." For 1994, the other two named executive officers received performance compensation on the same basis as the President and Senior Vice Presidents. This performance compensation is calculated as a percentage of base salary, based upon the increase in FFO per share for the current year over the prior year, up to a maximum of 33% of base salary. Based upon the 29% per share increase in FFO, named executives earned the maximum of 33% of their respective base salaries for 1994. Additional discretionary bonuses may also be paid to executive officers whose bonuses are not contractually fixed on the basis of achievement of performance goals established at the beginning of the year, such as targeted increases in the number of apartment units added to the Trust's portfolio, and extraordinary performance with respect to particular projects. Additional discretionary bonuses are awarded in the discretion of the President, based on his perception of the value of achievement of performance goals and extraordinary performance. Additional discretionary bonuses of $9,000 and $5,000 were awarded to Mr. Chess and Mr. Giannotti, respectively, in 1994.
     Incentive and long term compensation is designed to attract, motivate and retain executives critical to the long term success of the Trust, by promoting the alignment of executive interests and the interests of shareholders. Stock options and participation in the Stock Purchase and Loan Plan are the principal incentive and long term compensation vehicles. In selecting recipients and the size of their awards, their positions with the Trust, their long term potential and prior awards are considered. The Compensation Committee believes option grants should either be made annually or vest annually on a generally consistent basis.
                             COMPENSATION COMMITTEE
            R. Toms Dalton  John C. Lanford  C. Harmon Williams, Jr.
                                   PRESIDENT
                                 John P. McCann
                                       8

PERFORMANCE GRAPH

                       [INSERT PERFORMANCE GRAPH]


                1989     1990    1991    1992    1993    1994
NAREIT         100.00    84.65  114.87  131.62  157.49  162.50
S&P            100.00    96.90  126.43  136.06  149.65  151.58
UDR            100.00    89.59  133.29  173.43  205.57  218.99

     (1) Indicates appreciation of $100 invested on December 31, 1989, in Trust common stock and S&P 500 and NAREIT Equity REIT Total Return Index securities, assuming reinvestment of dividends.
                                       9

     The NAREIT Equity REIT Total Return Index is published by the National Association of Real Estate Investment Trusts, Inc. Index data reflect monthly reinvestment of dividends and are based upon the monthly closing prices of shares of all tax-qualified equity REITs (real estate investment trusts at least 75% of whose gross invested assets are invested in real estate equities), including the Trust, listed on the NYSE and the American Stock Exchange and traded in NASDAQ National Market System. At December 30, 1994, this Index included 173 equity REITs with a total market capitalization of $38.8 billion. MATTERS TO BE PRESENTED AT THE 1995 ANNUAL MEETING OF SHAREHOLDERS
     Any qualified shareholder wishing to make a proposal to be acted upon at the Annual Meeting of Shareholders in 1995 must submit such proposal, to be considered by the Trust for inclusion in the proxy statement, to the Trust at its principal office in Richmond, Virginia, no later than December 15, 1995. OTHER MATTERS
     Management knows of no matters other than those stated above likely to be brought before the Annual Meeting. However, if any matters not now known come before the Annual Meeting, the persons named in the enclosed proxy are expected to vote the shares represented by such proxy on such matters in accordance with their best judgment.
     THE TRUST DEPENDS UPON ALL SHAREHOLDERS PROMPTLY SIGNING AND RETURNING THE ENCLOSED PROXY TO AVOID COSTLY SOLICITATION. YOU CAN SAVE THE TRUST CONSIDERABLE EXPENSE BY SIGNING AND RETURNING YOUR PROXY AT ONCE.
                                       10


*****************************APPENDIX************************************

PROXY SOLICITED BY THE                                 SHARES OF COMMON STOCK
BOARD OF DIRECTORS

                   UNITED DOMINION REALTY TRUST, INC.
                     ANNUAL MEETING OF SHAREHOLDERS
                              MAY 2, 1995

        The undersigned hereby appoints C. Harmon Williams, Jr. and John
P. McCann as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all shares of Common Stock of the undersigned in United Dominion Realty Trust, Inc. at the Annual Meeting of Shareholders to be held on May 2, 1995, and at any and all adjournments thereof:

               (Please date and sign on the reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF ALL NOMINEES FOR THE BOARD OF
DIRECTORS WHO ARE LISTED.



1. ELECTION OF DIRECTORS                    Jeff C. Bane, Robert P. Buford, R. Toms Dalton, Jr., James Dolphin,
 FOR all nominees      VOTE WITHHELD        Barry M. Kornblau, John C. Lanford, John P. McCann, H. Franklin Minor,
listed (except as    for all nominees       and C. Harmon Williams, Jr.
  written to the         listed
     contrary                              (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
      (x)                (x)                WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

                                             _____________________________________________________________________


2. In their discretion, the proxies are
authorized to vote upon such other business as may properly come before the meeting.

                                Dated:__________________________, 1995

                                ______________________________________

                                ______________________________________
                                          (Signatures)

                                Please sign exactly as your name(s) appear(s) on this proxy. Only one owner of jointly owned shares need sign. When signing in a representative capacity, please give title. PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.